SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 30, 2009

JUPITER RESOURCES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-148189	98-0577859
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

408 Royal Street, Imperial, Saskatchewan
Canada S0G 2J0
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(306) 963-2788
(ISSUER TELEPHONE NUMBER)
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 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation

On April 30, 2009, we filed with the Secretary of State for the State of Nevada a Certificate of Amendment to our Certificate of Incorporation changing our name to “Rineon Group, Inc.” (the “Name Change”).   We have notified FINRA of the Name Change but they have not declared it effective or changed our symbol as of the date of this filing.

Additionally, on May 1, 2009, we authorized the designation of 36,000 shares of our preferred stock to be designated as Series A Convertible Preferred Stock pursuant to the rights and designations described in the Certificate of Designation for Series A Convertible Preferred Stock (the “Certificate of Designation”).

A copy of the Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.  And, a copy of the Certificate of Designation is attached hereto as Exhibit 4.1.

Item 9.01   Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
3.1	Certificate of Amendment to Certificate of Incorporation
4.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER RESOURCES, INC.
Dated: May 8, 2009
By: /s/ Darcy George Roney
Darcy George Roney President